SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C.  20549

                          FORM 8-K

                       CURRENT REPORT

           Pursuant to Section 13 or 15(d) of the
               Securities Exchange Act of 1934

                     ___________________


    Date of Report (Date of earliest event reported) May 16, 2001

                         BICO, INC.
   (Exact name of registrant as specified in its charter)


 Pennsylvania                    0-10822                     25-1229323
(State of other jurisdiction   (Commission File Number)    (IRS Employer
  of incorporation)                                        Identification No.)


2275 Swallow Hill Road, Bldg. 2500, Pittsburgh, Pennsylvania 15220
(Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code (412) 429-0673




    _________________________________________________________
  (Former name or former address,if changes since last report.)



Item 1.   Change in Control of Registrant.
          Not applicable.

Item 2.   Acquisition or Disposition of Assets.
          Not applicable.

Item 3.   Bankruptcy or Receivership.
          Not applicable.

Item 4.   Changes in Registrant's Certifying Accountant
          Not applicable.

Item 5.   Other Events.
          BICO, Inc. today issued a reminder for
          shareholders and other interested parties to register for its Special Meeting of Shareholders to be held May 17, 2001 at the Holiday Inn in Washington, PA.

Item 6.   Resignation of Registrant's Directors.
          Not Applicable

Item 7.   Financial Statement, Pro Forma Financial
          Information and Exhibits.

          (a)  Financial Statements and Businesses Acquired
               - Not Applicable.
          (b)  Pro Forma Financial Information
               - Not Applicable.
          (c)  Exhibits - Press Release.

                         SIGNATURES

      Pursuant to the requirement of the Securities Exchange
Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   BICO, INC.

                                   by  /s/   Fred E. Cooper
                                             Fred E. Cooper, CEO
DATED:  May 16, 2001




        BICO REMINDER TO REGISTER FOR SIMULCAST OF
                   SHARHOLDERS' MEETING

  Meeting will include highlights of significant project
                        milestones

       Pittsburgh,  PA  -  May  16,  2001  -   BICO,   Inc.
(OTCBB:BIKO) today issued a reminder for shareholders and other interested parties to register for its Special
Meeting of Shareholders to be held May 17, 2001 at the Holiday Inn in Washington, PA. The meeting will also be simulcast on the Internet and will include presentations from various experts on all of its ongoing projects.

     Anyone  wishing to register for the Internet simulcast
should visit BICO's Website at www.bico.com and follow  the
link       to      the      registration      page       at
www.videonewswire.com/BICO/051701/.

      This link will remain active for 90 days providing access to the meeting as a whole as well as to each of the project presentations individually.

      BICO,  Incorporated  has  its  corporate  offices  in
Pittsburgh,  PA  and  is involved in  the  development  and
manufacture   of   biomedical  devices  and   environmental
solutions.



FOR FURTHER INFORMATION, CONTACT:
Investors                             Media
Diane McQuaide                        Susan Taylor
1.412.429.0673 phone                  1.412.429.0673 phone
1.412.279.9690 fax                    1.412.279.5041 fax

INVESTOR RELATIONS NEWSLINE NUMBER: 1.800.357.6204
WEBSITE: www.bico.com